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Consent of Independent Registered Public Accounting Firm

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The Board of Directors

Dorel Industries Inc.

We consent to the use of our report dated February 24, 2006, included in this annual report on Form 40-F.

 (Signed) KPMG LLP

Montreal, Canada

April 6, 2006